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                                    AGREEMENT


         AGREEMENT dated as of April 21, 1998, between ARMOR HOLDINGS, INC. (the "Company") and RICHMONT CAPITAL PARTNERS I, L.P. ("Richmont").

         WHEREAS, Richmont is the owner of 525,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") and the holder of an option to purchase 300,000 shares of Common Stock of the Company (the "Option"), of which 200,000 shares are fully vested and eligible for exercise as of the date hereof; and

         WHEREAS, Richmont desires to sell up to 200,000 shares of Common Stock of the Company in accordance with the terms hereof and the Company and Richmont desire to enter into certain other arrangements with respect to the sale of shares of Common Stock owned by Richmont.

         NOW, THEREFORE, the parties hereto, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

         1. During the one-year period following the effective date of this Agreement, Richmont may sell up to 200,000 shares of Common Stock at the then prevailing market prices quoted on the American Stock Exchange, or such other nationally recognized exchange (including NASDAQ) on which the Common Stock is then listed. In furtherance of the foregoing, Richmont agrees to cooperate with the reasonable requests of the Company and to enter into such reasonable arrangements with respect to the sale of such shares as the Company may request.

         2. Except for the shares of Common Stock sold pursuant to Section 1 of this Agreement, Richmont will not, directly or indirectly, without the prior written consent of the

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Company, offer to sell, sell, grant any option for the sale, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of any shares of the Common Stock of the Company or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock of the Company (either pursuant to Rule 144 of the Securities Act of 1933, as amended, or otherwise) or dispose of any beneficial interest therein for a period of one year from the date hereof (the "Restricted Period").

         3. The restrictions contained in Section 2 above shall not apply to Richmont at any time when the last reported closing trading price of the Common Stock is less than $5.00 per share or greater than $15 per share, as quoted on the American Stock Exchange or such other nationally recognized exchange (including NASDAQ) on which the Common Stock is then listed.

         4. The parties hereto acknowledge that the Company currently has the right to force Richmont to exercise the Option. Notwithstanding the foregoing sentence, the Company hereby agrees that it will not exercise its rights under to the Option to force Richmont to exercise the Option during the Restricted Period.

         5. In consideration of the Company's agreements contained in this Agreement, Richmont and the Company hereby amend and restate Section 1(d) of the Option so that it reads in its entirety as follows:

                    (d) The Company shall have the right at
              any time, upon giving written notice to the Option Holder (the "Notice"), to declare this
              Option and all of the Shares, whether vested or unvested, to be deemed fully vested and exercisable, and to require the Option Holder to exercise this Option in whole with respect to all such Shares within 10 days of such Notice to the Option Holder (the "Call"). In the event that the Option Holder does not exercise this Option as

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              provided in this Section 1(d), the Option will
              lapse and be of no further force or effect.
              The Company agrees not to Call the Option until April 21, 1999. From and after April 21, 1999, the Company shall be entitled to Call the Option (i) at any time, regardless of the price per share of the Company's Common Stock, if Richard C. Bartlett is not a member of the Board of Directors of the Company, and (ii) at any time if Richard C. Bartlett is a member of the Board of Directors of the Company and if the closing trading price per share of the Company's Common Stock on the American Stock Exchange or such other nationally recognized exchange (including NASDAQ) on which the Common Stock is then listed is greater than $7.50 on the business day immediately preceding the date such Call is made.

The Option, as hereby amended, is hereby ratified, approved and confirmed and shall remain in full force and effect, subject to the provisions of Section 4 hereof; nothing in this Agreement or the Option will limit Richmont's right to exercise its rights under the Option, subject to the terms and conditions set forth herein and therein.

         6. Notwithstanding the restrictions contained in Section 2 hereof, Richmont shall have the right to sell, on a pro rata basis, additional shares of Common Stock of the Company in the event that the Company conducts an underwritten offering of its shares of Common Stock during the Restricted Period or in the event that Kanders Florida Holdings, Inc. sells shares of Common Stock of the Company owned by it during the Restricted Period.

         7. The parties hereby agree that they will issue a joint press release, in the form of Exhibit A attached hereto, with respect to the sale by Richmont of the shares of Common Stock of the Company described herein.

         8. This Agreement shall be governed by and construed in accordance with the

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laws of the State of New York, without giving effect to its conflict of laws rules.

         9. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first written above.

                                       ARMOR HOLDINGS, INC.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       RICHMONT CAPITAL PARTNERS I, L.P.

                                       By:  J.R. Investments Corp.,
                                            its General Partner

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

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                                    EXHIBIT A

                              Form of Press Release

         To show its continued support of and commitment to Armor Holdings, Richmont Capital Partners I, L.P. ("Richmont") today entered into a one-year lockup agreement with respect to 625,000 shares of Armor Holdings common stock. Richmont presently holds a significant investment in Armor Holdings with a common stock and option position (a portion of which are not yet fully vested) totaling 825,000 shares. Richard Bartlett, who is affiliated with Richmont, will continue to serve as a director of Armor Holdings.